NEWS RELEASE
FOR IMMEDIATE RELEASE

PolyOne Announces Second Quarter 2018 Results

•	Revenue increased 12% (6.5% organic) driven by continued momentum from investments in commercial resources and specialty acquisitions

•	Reported GAAP earnings per share of $0.64 vs. $0.60 in the prior year second quarter

•
Adjusted EPS expands 13% to a new second quarter record of $0.71 driven by a 17% increase in operating income from Color, Additives and Inks (CAI) and an 8% increase in operating income from Specialty Engineered Materials (SEM)

•	Second quarter acquisition of PlastiComp complements composites portfolio to drive future growth

CLEVELAND – July 24, 2018 - PolyOne Corporation (NYSE: POL) today reported its second quarter results for 2018. GAAP earnings per share was $0.64 in the second quarter of 2018 compared to $0.60 in the second quarter of 2017. Adjusted earnings per share expanded to $0.71 in the second quarter of 2018 from $0.63 in the second quarter of 2017. Special items for the second quarter of 2018, which primarily included environmental remediation and legal costs, resulted in a net after-tax charge of $5.9 million, or $0.07 per share (see Attachment 1). In the prior year, second quarter special items after-tax were $2.2 million, or $0.03 per share.

“Our investments in commercial resources and specialty acquisitions continue to drive our growth as we reported a 13% increase in adjusted EPS to $0.71 for the second quarter,” said Robert M. Patterson, chairman, president and chief executive officer, PolyOne Corporation. “Our Color, Additives & Inks segment led the way with record operating income, driven by both organic gains and the acquisitions of Rutland, Mesa and IQAP.”

Mr. Patterson continued, “I’m particularly pleased with our results when you consider that all of our businesses continue to experience higher raw material and freight costs. In addition, certain raw materials such as nylon 6/6 and fluoropolymers continue to be in short supply.”

“Under the circumstances, we are doing an exemplary job serving our customers and improving profitability at the same time. Our Specialty Engineered Materials segment was no exception with operating income expanding 8% over the prior year,” Mr. Patterson added.

“We have a track record of generating strong free cash flow, and this was once again the case in the second quarter,” said Bradley C. Richardson, executive vice president and chief financial officer, PolyOne Corporation. “We generated over $60 million of free cash flow during the quarter, allowing us to fund the acquisition of PlastiComp, while strengthening our balance sheet, as we ended the quarter with nearly $485 million of available liquidity.”

“We were thrilled to welcome the PlastiComp team to PolyOne this quarter,” Mr. Patterson added. “With its advanced composite solutions, PlastiComp is a fantastic business that has steadily grown through its ability to replace metal with lighter weight polymer solutions. We seek to capitalize on this important megatrend with additional investments in commercial and operational resources, and integration is off to a great start.”

“As we discussed at our Investor Day in May, we are laying the foundation for sustainable long-term growth with our investments in sales, marketing and technology resources and our proven M&A strategy. Over the last three years, we have increased the number of commercial associates by over 20% and acquired 10 specialty companies,” added Mr. Patterson. “This quarter illustrates our capabilities as we delivered organic sales expansion of 6.5% and recent specialty acquisitions added 4%.” The company noted favorable foreign exchange added 1.5%.

“These investments and world-class service continue to differentiate PolyOne in the marketplace and enable us to better serve our customers in new and existing markets and applications. In doing so, we can accelerate sales growth and expand margins to deliver sustainable double-digit EPS growth and increase return on invested capital as we outlined in May,” Mr. Patterson concluded.

Conference Call

The company will conduct a conference call at 9:00 a.m. Eastern Time on Tuesday, July 24, 2018. To participate in the conference call, dial 1-844-835-7433 (domestic) or 1-914-495-8589 (international) and provide conference ID number 3076438. A simultaneous webcast of the call will be accessible via the company’s website at www.polyone.com/investor.

A recording of the call will also be available for one week, beginning at 12:00 p.m. Eastern Time on July 24, 2018. To listen to this recording, dial 1-855-859-2056 (domestic) or 1-404-537-3406 (international) and enter conference ID number 3076438.

About PolyOne

PolyOne Corporation (NYSE: POL), with 2017 revenues of $3.2 billion, is a premier provider of specialized polymer materials, services and solutions. The company is dedicated to serving customers in diverse industries around the globe, by creating value through collaboration, innovation and an unwavering commitment to excellence. Guided by its Core Values, Sustainability Promise and No Surprises PledgeSM, PolyOne is an ACC Responsible Care® certified company committed to its customers, employees, communities and shareholders through ethical, sustainable and fiscally responsible principles. For more information, visit www.polyone.com.

To access PolyOne’s news library online, please visit www.polyone.com/news.

Investor Relations Contact:
Joe Di Salvo
Vice President, Investor Relations
PolyOne Corporation
+1 440-930-1921
giuseppe.disalvo@polyone.com

Media Contact:
Kyle G. Rose
Vice President, Corporate Communications
PolyOne Corporation
+1 440-930-3162
kyle.rose@polyone.com

Forward-looking Statements

In this press release, statements that are not reported financial results or other historical information are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give current expectations or forecasts of future events and are not guarantees of future performance. They are based on management’s expectations that involve a number of business risks and uncertainties, any of which could cause actual results to differ materially from those expressed in or implied by the forward-looking statements. They use words such as “will,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning in connection with any discussion of future operating or financial condition, performance and/or sales. Factors that could cause actual results to differ materially from those implied by these forward-looking statements include, but are not limited to: disruptions, uncertainty or volatility in the credit markets that could adversely impact the availability of credit already arranged and the availability and cost of credit in the future; the effect on foreign operations of currency fluctuations, tariffs and other political, economic and regulatory risks; changes in polymer consumption growth rates and laws and regulations regarding the disposal of plastic in jurisdictions where we conduct business; changes in global industry capacity or in the rate at which anticipated changes in industry capacity come online; fluctuations in raw material prices, quality and supply and in energy prices and supply; production outages or material costs associated with scheduled or unscheduled maintenance programs; unanticipated developments that could occur with respect to contingencies such as litigation and environmental matters; an inability to raise or sustain prices for products or services; information systems failures and cyberattacks; and other factors affecting our business beyond our control, including, without limitation, changes in the general economy, changes in interest rates and changes in the rate of inflation. The above list of factors is not exhaustive.

We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You are advised to consult any further disclosures we make on related subjects in our reports on Form 10-Q, 8-K and 10-K that we provide to the Securities and Exchange Commission.

# # #

Attachment 1
PolyOne Corporation
Summary of Condensed Consolidated Statements of Income (Unaudited)
(In millions, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017

Sales	$914.8	$814.1	$1,816.4	$1,610.8
Operating income	77.4	78.0	156.2	160.0
Net income from continuing operations attributable to PolyOne shareholders	51.6	49.6	99.3	97.9
Basic earnings per share from continuing operations attributable to PolyOne shareholders	$0.65	$0.61	$1.24	$1.20
Diluted earnings per share from continuing operations attributable to PolyOne shareholders	$0.64	$0.60	$1.23	$1.19

Senior management uses comparisons of adjusted net income from continuing operations attributable to PolyOne shareholders and diluted adjusted earnings per share (EPS) from continuing operations attributable to PolyOne shareholders, excluding special items, to assess performance and facilitate comparability of results. Senior management believes these measures are useful to investors because they allow for comparison to PolyOne's performance in prior periods without the effect of items that, by their nature, tend to obscure PolyOne's operating results due to the potential variability across periods based on timing, frequency and magnitude. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation from, or solely as alternatives to, financial measures prepared in accordance with GAAP. Below is a reconciliation of these non-GAAP financial measures to their most directly comparable financial measures calculated and presented in accordance with GAAP. See Attachment 3 for a definition and summary of special items.

	Three Months Ended June 30, 2018		Three Months Ended June 30, 2017
Reconciliation to Condensed Consolidated Statements of Income	$	EPS	$	EPS

Net income from continuing operations attributable to PolyOne shareholders	$51.6	$0.64	$49.6	$0.60
Special items, after tax (Attachment 3)	5.9	0.07	2.2	0.03
Adjusted net income / EPS - excluding special items	$57.5	$0.71	$51.8	$0.63

	Six Months Ended June 30, 2018		Six Months Ended June 30, 2017
Reconciliation to Condensed Consolidated Statements of Income	$	EPS	$	EPS

Net income from continuing operations attributable to PolyOne shareholders	$99.3	$1.23	$97.9	$1.19
Special items, after tax (Attachment 3)	13.3	0.16	3.1	0.03
Adjusted net income / EPS - excluding special items	$112.6	$1.39	$101.0	$1.22

Attachment 2
PolyOne Corporation
Condensed Consolidated Statements of Income (Unaudited)
(In millions, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017

Sales	$914.8	$814.1	$1,816.4	$1,610.8
Cost of sales	718.3	626.2	1,421.4	1,240.7
Gross margin	196.5	187.9	395.0	370.1
Selling and administrative expense	119.1	109.9	238.8	210.1
Operating income	77.4	78.0	156.2	160.0
Interest expense, net	(16.1)	(15.2)	(31.6)	(29.8)
Debt extinguishment costs	(0.1)	—	(0.1)	(0.3)
Other income, net	0.4	0.6	1.5	1.5
Income from continuing operations before income taxes	61.6	63.4	126.0	131.4
Income tax expense	(10.1)	(13.8)	(26.8)	(33.5)
Net income from continuing operations	51.5	49.6	99.2	97.9
Loss from discontinued operations, net of income taxes	(0.3)	(231.0)	(1.1)	(232.4)
Net income (loss)	$51.2	$(181.4)	$98.1	$(134.5)
Net loss attributable to noncontrolling interests	0.1	—	0.1	—
Net income (loss) attributable to PolyOne common shareholders	$51.3	$(181.4)	$98.2	$(134.5)

Earnings (loss) per common share attributable to PolyOne common shareholders - Basic:
Continuing operations	$0.65	$0.61	$1.24	$1.20
Discontinued operations	(0.01)	(2.83)	(0.02)	(2.84)
Total	$0.64	$(2.22)	$1.22	$(1.64)
Earnings (loss) per common share attributable to PolyOne common shareholders - Diluted:
Continuing operations	$0.64	$0.60	$1.23	$1.19
Discontinued operations	(0.01)	(2.80)	(0.02)	(2.82)
Total	$0.63	$(2.20)	$1.21	$(1.63)

Cash dividends declared per share of common stock	$0.175	$0.135	$0.350	$0.270

Weighted-average shares used to compute earnings per common share:
Basic	79.9	81.8	80.2	81.9
Diluted	80.8	82.5	81.0	82.6

Attachment 3
PolyOne Corporation
Summary of Special Items (Unaudited)
(In millions, except per share data)

Special items (1)	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Cost of sales:
Restructuring costs	$(0.2)	$2.7	$(0.4)	$2.7
Environmental remediation costs	(8.7)	(5.0)	(11.8)	(7.2)
Reimbursement of previously incurred environmental costs	1.6	3.8	2.3	3.8
Acquisition related costs	(0.7)	(1.3)	(1.8)	(1.5)
Impact on cost of sales	(8.0)	0.2	(11.7)	(2.2)

Selling and administrative expense:
Restructuring, legal and other	(5.8)	(7.1)	(10.7)	(5.7)
Acquisition related costs	(1.2)	(0.3)	(2.0)	(1.0)
Impact on selling and administrative expense	(7.0)	(7.4)	(12.7)	(6.7)

Impact on operating income	(15.0)	(7.2)	(24.4)	(8.9)

Debt extinguishment costs	(0.1)	—	(0.1)	(0.3)
Other income (expense), net	0.1	(0.4)	0.2	(0.3)
Impact on income from continuing operations before income taxes	(15.0)	(7.6)	(24.3)	(9.5)
Income tax benefit on above special items	3.9	2.6	6.3	3.5
Tax adjustments(2)	5.2	2.8	4.7	2.9
Impact of special items on net income (loss) from continuing operations attributable to PolyOne Shareholders	$(5.9)	$(2.2)	$(13.3)	$(3.1)

Diluted earnings per common share impact	$(0.07)	$(0.03)	$(0.16)	$(0.03)

Weighted average shares used to compute adjusted earnings per share:
Diluted	80.8	82.5	81.0	82.6

(1) Special items include charges related to specific strategic initiatives or financial restructuring such as: consolidation of operations; debt extinguishment costs; costs incurred directly in relation to acquisitions or divestitures; employee separation costs resulting from personnel reduction programs, plant realignment costs, executive separation agreements; asset impairments; mark-to-market adjustments associated with actuarial gains and losses on pension and other post-retirement benefit plans; environmental remediation costs, fines, penalties and related insurance recoveries related to facilities no longer owned or closed in prior years; gains and losses on the divestiture of operating businesses, joint ventures and equity investments; gains and losses on facility or property sales or disposals; results of litigation, fines or penalties, where such litigation (or action relating to the fines or penalties) arose prior to the commencement of the performance period; one-time, non-recurring items; and the effect of changes in accounting principles or other such laws or provisions affecting reported results.

(2) Tax adjustments include the net tax benefit/(expense) from one-time income tax items, the set-up or reversal of uncertain tax position reserves and deferred income tax valuation allowance adjustments.

Attachment 4
PolyOne Corporation
Condensed Consolidated Balance Sheets
(In millions)

	(Unaudited) June 30, 2018	December 31, 2017
Assets
Current assets:
Cash and cash equivalents	$158.6	$243.6
Accounts receivable, net	490.0	392.4
Inventories, net	321.0	327.8
Other current assets	67.6	102.8
Total current assets	1,037.2	1,066.6
Property, net	486.3	461.6
Goodwill	651.6	610.5
Intangible assets, net	437.0	400.0
Other non-current assets	156.4	166.6
Total assets	$2,768.5	$2,705.3

Liabilities and Shareholders’ Equity
Current liabilities:
Short-term and current portion of long-term debt	$34.6	$32.6
Accounts payable	427.5	388.9
Accrued expenses and other current liabilities	126.7	149.1
Total current liabilities	588.8	570.6
Non-current liabilities:
Long-term debt	1,296.6	1,276.4
Pension and other post-retirement benefits	60.9	62.3
Other non-current liabilities	227.5	196.6
Total non-current liabilities	1,585.0	1,535.3
Equity:
PolyOne shareholders’ equity	593.9	598.5
Noncontrolling interests	0.8	0.9
Total equity	594.7	599.4
Total liabilities and equity	$2,768.5	$2,705.3

Attachment 5

PolyOne Corporation
Condensed Consolidated Statements of Cash Flows (Unaudited)
(In millions)

	Six Months Ended June 30,
	2018	2017
Operating Activities
Net income (loss)	$98.1	$(134.5)
Adjustments to reconcile net income to net cash used by operating activities:
Loss from classification to held for sale, net of tax	—	229.3
Depreciation and amortization	45.0	52.6
Accelerated depreciation and fixed asset charges associated with restructuring activities	—	0.9
Gain from sale of closed facilities	—	(3.1)
Debt extinguishment costs	0.1	0.3
Share-based compensation expense	5.5	5.7
Change in assets and liabilities, net of the effect of acquisitions:
Increase in accounts receivable	(87.0)	(98.5)
Decrease (increase) in inventories	15.5	(17.8)
Increase in accounts payable	34.0	39.5
Decrease in pension and other post-retirement benefits	(5.0)	(6.7)
Increase (decrease) in accrued expenses and other assets and liabilities - net	2.7	(24.0)
Net cash provided by operating activities	108.9	43.7
Investing Activities
Capital expenditures	(31.5)	(34.1)
Business acquisitions, net of cash acquired	(98.6)	(137.9)
Sale of and proceeds from other assets	—	9.8
Net cash used by investing activities	(130.1)	(162.2)
Financing Activities
Borrowings under credit facilities	552.8	699.6
Repayments under credit facilities	(535.9)	(555.0)
Purchase of common shares for treasury	(45.3)	(34.3)
Cash dividends paid	(28.2)	(22.2)
Repayment of long-term debt	(3.3)	(3.3)
Payments of withholding tax on share awards	(2.4)	(2.7)
Debt financing costs	(0.5)	(1.9)
Net cash (used) provided by financing activities	(62.8)	80.2
Effect of exchange rate changes on cash	(1.0)	2.7
Decrease in cash and cash equivalents	(85.0)	(35.6)
Cash and cash equivalents at beginning of period	243.6	226.7
Cash and cash equivalents at end of period	$158.6	$191.1

Attachment 6
PolyOne Corporation
Business Segment Operations (Unaudited)
(In millions)

Operating income at the segment level does not include: special items as defined in Attachment 3; corporate general and administration costs that are not allocated to segments; intersegment sales and profit eliminations; share-based compensation costs; and certain other items that are not included in the measure of segment profit and loss that is reported to and reviewed by the chief operating decision maker. These costs are included in Corporate and eliminations.

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Sales:
Color, Additives and Inks	$273.7	$223.7	$544.6	$435.5
Specialty Engineered Materials	165.5	158.7	328.6	317.8
Performance Products and Solutions	191.9	184.2	382.9	367.9
PolyOne Distribution	323.3	290.8	638.8	576.9
Corporate and eliminations	(39.6)	(43.3)	(78.5)	(87.3)
Sales	$914.8	$814.1	$1,816.4	$1,610.8

Gross margin:
Color, Additives and Inks	$94.3	$80.1	$186.5	$155.3
Specialty Engineered Materials	45.6	42.2	90.4	88.3
Performance Products and Solutions	34.1	33.7	68.7	67.6
PolyOne Distribution	32.1	33.5	63.8	64.9
Corporate and eliminations	(9.6)	(1.6)	(14.4)	(6.0)
Gross margin	$196.5	$187.9	$395.0	$370.1

Selling and administrative expense:
Color, Additives and Inks	$49.0	$41.5	$99.1	$81.6
Specialty Engineered Materials	24.5	22.6	49.2	45.8
Performance Products and Solutions	11.5	11.4	23.4	23.2
PolyOne Distribution	13.4	13.2	26.9	26.0
Corporate and eliminations	20.7	21.2	40.2	33.5
Selling and administrative expense	$119.1	$109.9	$238.8	$210.1

Operating income:
Color, Additives and Inks	$45.3	$38.6	$87.4	$73.7
Specialty Engineered Materials	21.1	19.6	41.2	42.5
Performance Products and Solutions	22.6	22.3	45.3	44.4
PolyOne Distribution	18.7	20.3	36.9	38.9
Corporate and eliminations	(30.3)	(22.8)	(54.6)	(39.5)
Operating income	$77.4	$78.0	$156.2	$160.0

Attachment 7
PolyOne Corporation
Reconciliation of Non-GAAP Financial Measures (Unaudited)
(In millions, except per share data)

Senior management uses gross margin before special items and operating income before special items to assess performance and allocate resources because senior management believes that these measures are useful in understanding current profitability levels and how it may serve as a basis for future performance. In addition, operating income before the effect of special items is a component of PolyOne annual and long-term employee incentive plans and is used in debt covenant computations. Senior management believes these measures are useful to investors because they allow for comparison to PolyOne's performance in prior periods without the effect of items that, by their nature, tend to obscure PolyOne's operating results due to the potential variability across periods based on timing, frequency and magnitude. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation from, or solely as alternatives to, financial measures prepared in accordance with GAAP. Below is a reconciliation of these non-GAAP financial measures to their most directly comparable financial measures calculated and presented in accordance with GAAP. See Attachment 3 for a definition and summary of special items.

	Three Months Ended June 30,		Six Months Ended June 30,
Reconciliation to Consolidated Statements of Income	2018	2017	2018	2017

Sales	$914.8	$814.1	$1,816.4	$1,610.8

Gross margin - GAAP	196.5	187.9	395.0	370.1
Special items in gross margin (Attachment 3)	8.0	(0.2)	11.7	2.2
Adjusted Gross margin	$204.5	$187.7	$406.7	$372.3

Adjusted Gross margin as a percent of sales	22.4%	23.1%	22.4%	23.1%

Operating income - GAAP	77.4	78.0	156.2	160.0
Special items in operating income (Attachment 3)	15.0	7.2	24.4	8.9
Adjusted Operating income	$92.4	$85.2	$180.6	$168.9

Adjusted Operating income as a percent of sales	10.1%	10.5%	9.9%	10.5%

The table below reconciles pre-special income tax expense and the pre-special effective tax rate to their most comparable US GAAP figures.

	Three Months Ended June 30, 2018			Three Months Ended June 30, 2017
	GAAP Results	Special Items	Adjusted Results	GAAP Results	Special Items	Adjusted Results

Income from continuing operations before income taxes	$61.6	$15.0	$76.6	$63.4	$7.6	$71.0

Income tax expense - GAAP	(10.1)	—	(10.1)	(13.8)	—	(13.8)
Income tax impact of special items (Attachment 3)	—	(3.9)	(3.9)	—	(2.6)	(2.6)
Tax adjustments (Attachment 3)	—	(5.2)	(5.2)	—	(2.8)	(2.8)
Income tax expense	$(10.1)	$(9.1)	$(19.2)	$(13.8)	$(5.4)	$(19.2)

Effective Tax Rate	16.4%		25.1%	21.8%		27.0%

	Six Months Ended June 30, 2018			Six Months Ended June 30, 2017
	GAAP Results	Special Items	Adjusted Results	GAAP Results	Special Items	Adjusted Results

Income from continuing operations before income taxes	$126.0	$24.3	$150.3	$131.4	$9.5	$140.9

Income tax expense - GAAP	(26.8)	—	(26.8)	(33.5)	—	(33.5)
Income tax impact of special items (Attachment 3)	—	(6.3)	(6.3)	—	(3.5)	(3.5)
Tax adjustments (Attachment 3)	—	(4.7)	(4.7)	—	(2.9)	(2.9)
Income tax expense	$(26.8)	$(11.0)	$(37.8)	$(33.5)	$(6.4)	$(39.9)

Effective Tax Rate	21.3%		25.1%	25.5%		28.3%

The following table summarizes our liquidity as of June 30, 2018:

(In millions)	June 30, 2018
Cash and cash equivalents	$158.6
Revolving credit availability	325.5
Liquidity	$484.1